Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-124545) pertaining to the VeriFone Holdings, Inc. New Founders’ Stock Option Plan, the VeriFone Holdings, Inc. Outside Directors’ Stock Option Plan and the VeriFone Holdings, Inc. 2005 Employee Equity Incentive Plan, (Form S-8 Nos. 333-132650 and 333-154169) pertaining to the VeriFone Holdings, Inc. 2006 Equity Incentive Plan and (Form S-8 No. 333-138533) pertaining to the Lipman Electronic Engineering Ltd. 2003 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Share Option Plan and Lipman Electronic Engineering Ltd. 2006 Share Incentive Plan of our reports dated December 21, 2010 with respect to the consolidated financial statements of VeriFone Systems, Inc. (formerly VeriFone Holdings, Inc.) and the effectiveness of internal control over financial reporting of VeriFone Systems, Inc. (formerly VeriFone Holdings, Inc.) included in this Annual Report (Form 10-K) for the year ended October 31, 2010.

/s/ Ernst & Young LLP

San Jose, California

December 21, 2010